PERFORMANCE CALCULATION

                      COLONIAL GLOBAL EQUITY FUND - CLASS C



                             Inception Date: 8/1/97



                                 SINCE INCEPTION
                               8/1/97 to 10/31/97

                                 Standard                      Non-Standard
                                 --------                      ------------


         Initial Inv.              $1,000.00                    $1,000.00

         Amt. Invested             $1,000.00                    $1,000.00
         Initial NAV                  $15.39                       $15.39
         Initial Shares               64.977                       64.977

         Shares From Dist.             0.000                        0.000
         End of Period NAV            $14.26                       $14.26

         CDSC                          0.93%
         Total Return                 -8.27%                       -7.34%

         Average Annual
          Total Return                   N/A                          N/A